EXHIBIT 99.1

BioCryst Reports Full Year 2025 Financial Results and Provides Business Update

—Full year 2025 ORLADEYO® net revenue of $601.8 million (+38% y-o-y; +43% y-o-y excluding European ORLADEYO revenue following the sale of the European ORLADEYO business to Neopharmed Gentili S.p.A. on October 1, 2025)—

—Record GAAP and non-GAAP operating profit for full year 2025—

—Maintained full year 2026 ORLADEYO revenue guidance between $625 and $645 million—

—Received FDA approval for ORLADEYO oral pellets for patients with HAE Aged 2 to <12 Years—

—Completed Acquisition of Astria Therapeutics—

RESEARCH TRIANGLE PARK, N.C., Feb. 26, 2026 (GLOBE NEWSWIRE) -- BioCryst Pharmaceuticals, Inc. (Nasdaq:BCRX) today reported financial results for the full year ended December 31, 2025, and provided a business update.

“2025 was fundamentally transformative for BioCryst. We achieved full-year profitability for the first time in the company’s history, driven by strong commercial execution that delivered the highest level of new patient prescriptions in the U.S. since the initial launch of ORLADEYO, even as the treatment landscape continued to evolve. We also advanced key business development initiatives that streamlined our operations and further strengthened our leadership position in hereditary angioedema. We entered 2026 with strong momentum, completing the acquisition of Astria Therapeutics to grow our HAE portfolio to meet the needs of more patients, while adding to our long-term growth trajectory well into the next decade,” said Charlie Gayer, President and Chief Executive Officer of BioCryst.

Business Updates

  In October 2025, the company completed the sale of its European ORLADEYO business to Neopharmed Gentili S.p.A. The transaction enabled BioCryst to simplify its operating structure and sharpen its strategic focus on its core U.S. business.

  In December 2025, the company received FDA approval for the ORLADEYO pellet formulation for patients ages 2 to <12 with HAE, making it the first and only targeted oral prophylactic therapy for children living with HAE.

  In January 2026, the company completed its acquisition of Astria Therapeutics, Inc., initially announced in October 2025. Through the transaction, BioCryst added navenibart to its HAE portfolio. Navenibart is an injectable, long-acting, monoclonal antibody inhibitor of plasma kallikrein currently in Phase 3 clinical development for HAE prophylaxis.

  The navenibart Phase 3 program is currently enrolling and is on track to support regulatory filing by the end of 2027. The program consists of the ALPHA-ORBIT Phase 3 trial and the ORBIT-EXPANSE long-term trial. ALPHA-ORBIT is a randomized, double-blind, placebo-controlled trial evaluating the efficacy and safety of navenibart over a six-month treatment period, with dosing arms every three months (Q3M) and every six months (Q6M). After completing ALPHA-ORBIT, eligible participants may continue into the ORBIT-EXPANSE trial, in which all participants will receive navenibart in either Q3M or Q6M regimens.

  New positive, interim results from the long‑term, open‑label ALPHA‑SOLAR trial show sustained, robust HAE attack suppression with navenibart administered every three and six months. The mean and median HAE attack rate reductions from baseline were 92% and 97% in the Q3M dosing arm and 90% and 97% in the Q6M dosing arm. Long-term data up to 24 months show durable efficacy and a favorable safety profile for both dosing regimens. BioCryst will present these results in a late-breaking presentation, and other abstracts, at the 2026 American Academy of Allergy, Asthma & Immunology (AAAAI) Annual Meeting in Philadelphia, February 27–March 2, 2026.

  A Phase 1 trial of BCX17725, an investigational KLK5 inhibitor for the treatment of Netherton syndrome, is currently enrolling and has begun dosing patients. The company expects to report data from this program in up to 12 patients by the end of 2026.

Full Year 2025 Financial Results

Non-GAAP figures are provided with adjustments, as applicable, for the sale of the European ORLADEYO business, stock-based compensation, workforce reduction costs, and transaction-related costs. Management believes that the presentation of these non-GAAP figures can provide greater transparency into the financial results of core, ongoing operations and improve comparability across reporting periods by excluding both the impact of divestitures and other items that can vary significantly across time periods.

Total revenues were $874.8 million and operating profit was $341.0 million for the full year 2025, compared to total revenues of $450.7 million and an operating loss of $2.5 million for the full year 2024. On October 1, 2025, BioCryst sold its European ORLADEYO business, resulting in the recognition of $243.3 million of revenue related to the license of intellectual property to Neopharmed Gentili S.p.A. On a non-GAAP basis, total revenues were $592.9 million (+45% y-o-y) and operating profit was $214.2 million (+198% y-o-y).

Research and development expenses, excluding stock-based compensation expense, in 2025 were $136.6 million (-5% y-o-y) on a GAAP basis and $133.0 million (-5% y-o-y) on a non-GAAP basis. Research and development expenses included increases in program costs for BCX17725 and avoralstat driven by manufacturing and clinical activities as we advance our Phase 1 studies, as well as increased IND-enabling activities across our early-stage pipeline programs. These increases were offset by lower personnel related costs and the close out of the Factor D program.

Sales and marketing expenses, excluding stock-based compensation expense, in 2025 were $177.1 (+16% y-o-y) million on a GAAP basis and $144.1 million (+23% y-o-y) on a non-GAAP basis. The increase was driven by distribution costs primarily attributed to increased sales, process development costs, the transition of certain safety and regulatory support roles from research and development due to commercial progression, pediatric launch support and other compensation expenses related to strong ORLADEYO sales performance.

General and administrative expenses, excluding stock-based compensation expense, in 2025 were $116.0 million (+45% y-o-y) on a GAAP basis and $85.0 million (+21% y-o-y) on a non-GAAP basis. The increase was driven by compensation, headcount growth in certain functions, and the transition of certain quality support roles from research and development to general and administrative in connection with ORLADEYO’s continued commercial progression.

Stock-based compensation increased due to a modification to extend the post-termination exercise period of certain vested stock option awards at the time of retirement for certain individuals to the original expiration date and an increase in restricted stock unit awards granted.

Interest expense was $78.9 million for the full year 2025 (-20% y-o-y). The decrease was primarily driven by the payoff of the Pharmakon Term Loan in 2025 and a decrease in the effective interest rate during the period in which the debt was outstanding in 2025. The payoff of the Pharmakon Term Loan, totaling $323.7 million, resulted in a one-time loss on extinguishment of debt of $17.3 million for the full year 2025.

Other income was $12.1 million for the full year 2025, which was primarily comprised of the impacts from the sale of our European ORLADEYO business. There was no other income for the full year 2024.

Cash, cash equivalents, restricted cash and investments totaled $337.5 million at December 31, 2025. Net cash utilization for the full year 2025 was $5.4 million. Excluding the impacts of the payoff of the Pharmakon loan and related expenses totaling $333.6 million and the net proceeds from the sale of our European ORLADEYO business to Neopharmed Gentili S.p.A. totaling $243.0 million, there was $85.2 million of cash generated during 2025.

Financial Outlook for 2026
The company maintained its expectation for full year 2026 global net ORLADEYO revenue to be between $625 million and $645 million and for full year 2026 total revenue, including RAPIVAB® (peramivir injection), to be between $635 million and $660 million.

The company also maintained its expectation for full year 2026 non-GAAP operating expenses, excluding stock-based compensation, restructuring, and transaction-related costs, to be between $450 million and $470 million.

Item	As of February 26, 2026	As of January 12, 2026
ORLADEYO revenue	Unchanged	$625 million to $645 million
Total revenue	Unchanged	$635 million to $660 million
Non-GAAP operating expense	Unchanged	$450 million to $470 million

Conference Call and Webcast
BioCryst management will host a conference call and webcast at 8:30 a.m. ET today to discuss the financial results and provide a corporate update. The live call may be accessed by dialing 1-844-481-2942 for domestic callers and 1-412-317-1866 for international callers. A live webcast and replay of the call will be available online in the investors section of the company website at www.biocryst.com.

About BioCryst Pharmaceuticals
BioCryst is a global biotechnology company focused on developing and commercializing medicines for hereditary angioedema (“HAE”) and other rare diseases, driven by its deep commitment to improving the lives of people living with these conditions. BioCryst has commercialized ORLADEYO® (berotralstat), the first oral, once-daily plasma kallikrein inhibitor, and is advancing a pipeline of potential first-in-class or best-in-class oral small-molecule and injectable protein therapeutics for a range of rare diseases. For more information, please visit www.biocryst.com or follow us on LinkedIn.

Non-GAAP Financial Measures
The information furnished in this release and the accompanying tables includes non-GAAP financial measures that differ from measures calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”), including financial measures labeled as “non-GAAP.”

We believe providing these non-GAAP measures, which show our results with these items adjusted, is valuable and useful since they allow management and investors to better understand the company’s financial performance in the absence of certain non-cash items such as stock-based compensation and certain special events and allow investors to more accurately understand our current and past period results and more easily compare them to future results. These non-GAAP measures also correspond with the way we expect investors and financial analysts to compare our results. Our non-GAAP measures should be considered only as supplements to, and not as substitutes for or in isolation from, our other measures of financial information prepared in accordance with GAAP, such as GAAP revenue, operating income, net income, and earnings per share.

Our references to non-GAAP operating income or profit, ORLADEYO net revenue, total revenue, research and development expenses, sales and marketing expenses, and general and administrative expenses constitute non-GAAP financial measures. These non-GAAP financial measures are calculated using our GAAP results, adjusted to show the results without including, as applicable, revenues and expenses associated with our European ORLADEYO business, license revenue related to the license of intellectual property to Neopharmed Gentili S.p.A., transaction-related costs, non-cash stock-based compensation expense, and workforce reduction expenses. A reconciliation between each non-GAAP financial measure and its respective closest equivalent GAAP financial measure is provided in the tables below.

We also provide our non-GAAP operating expense outlook for full year 2026, which refers to our expected GAAP operating expense, excluding stock-based compensation, restructuring and transaction-related costs. We have not provided a reconciliation against the comparable forward-looking GAAP measure because we are unable to predict with reasonable certainty the full amount of stock-based compensation expense or restructuring or transaction-related costs for the full year 2026 without unreasonable effort. Stock-based compensation expense is uncertain and depends on various factors, including our future hiring and retention needs, as well as the future fair market value of our common stock, which is difficult to predict and subject to change. In addition, we are unable to predict with reasonable certainty the full amount of restructuring and transaction-related costs as the related costs are dependent on various factors that have not yet or have only recently occurred. The actual amount of stock-based compensation, restructuring and transaction-related costs for the full year 2026 could have a material impact on GAAP reported results for the guidance period.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding future results, performance or achievements, including expected full year 2026 revenue and operating expenses, and expectations regarding pipeline development timing and BioCryst’s growth trajectory. These statements involve known and unknown risks, uncertainties and other factors which may cause BioCryst’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include: BioCryst’s ability to successfully progress its pipeline development plans as described herein, including meeting the expected timelines; ongoing and future preclinical and clinical development of product candidates may take longer than expected and may not have positive results; the outcome of preclinical testing and early clinical trials may not be predictive of the success of later clinical trials, and interim results of a clinical trial do not necessarily predict final results; BioCryst may not be able to enroll the required number of subjects in planned clinical trials of product candidates; BioCryst may not advance human clinical trials with product candidates as expected; the FDA or other applicable regulatory agency may require additional studies beyond the studies planned for products and product candidates, may not provide regulatory clearances which may result in delay of planned clinical trials, may not review regulatory filings on our expected timeline, may impose certain restrictions, warnings, or other requirements on products and product candidates, may impose a clinical hold with respect to product candidates, or may withhold, delay or withdraw market approval for products and product candidates; statements and projections regarding financial guidance and goals and the attainment of such goals may differ from actual results based on market factors and BioCryst’s ability to execute its operational and budget plans; and actual financial results may not be consistent with expectations, including that revenue, operating expenses and cash usage may not be within management’s expected ranges. This list is not exclusive. To see a more comprehensive list of risks, please refer to the documents BioCryst files periodically with the Securities and Exchange Commission (the “SEC”), specifically BioCryst’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, which identify important factors that could cause actual results to differ materially from those contained in BioCryst’s projections and forward-looking statements.

BCRXW

Contact:
Investors:
investorrelations@biocryst.com

Media:
media@biocryst.com

BIOCRYST PHARMACEUTICALS, INC.
CONSOLIDATED FINANCIAL SUMMARY
(In thousands, except per share)

Statements of Operations (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenues:
ORLADEYO	$151,682	$124,186	$601,839	$437,660
License revenue	243,980	—	243,980	—
Other revenues	10,893	7,348	29,018	13,052
Total revenues	406,555	131,534	874,837	450,712

Expenses:
Cost of product sales	9,522	6,094	19,075	12,269
Research and development	40,867	49,441	166,126	174,638
Selling, general and administrative	95,781	80,507	348,647	266,348
Total operating expenses	146,170	136,042	533,848	453,255
Income (loss) from operations	260,385	(4,508)	340,989	(2,543)

Other income (expense):
Interest income	2,890	3,570	10,668	14,746
Interest expense	(14,135)	(24,449)	(78,872)	(98,516)
Foreign currency losses, net	(125)	(604)	(152)	(641)
Loss on extinguishment of debt	(10,421)	—	(17,332)	—
Other income	9,423	—	12,090	—
Total other expense, net	(12,368)	(21,483)	(73,598)	(84,411)

Income (loss) before income taxes	248,017	(25,991)	267,391	(86,954)
Income tax expense	2,172	804	3,530	1,927
Net income (loss)	$245,845	$(26,795)	$263,861	$(88,881)

Net income (loss) per common share: basic	$1.17	$(0.13)	$1.26	$(0.43)
Weighted average shares of common stock outstanding: basic	210,969	207,381	209,893	206,696
Net income (loss) per common share: diluted	$1.12	$(0.13)	$1.21	$(0.43)
Weighted average shares of common stock outstanding: diluted	219,263	207,381	218,581	206,696

Balance Sheet Data (in thousands)

	December 31,
	2025 (unaudited)	2024 (Note 1)
Cash, cash equivalents and investments	$335,911	$341,173
Restricted cash	1,601	1,610
Receivables	106,818	79,069
Total assets	514,158	490,420
Secured term loan	—	314,869
Royalty financing obligation	465,688	513,729
Accumulated deficit	(1,506,179)	(1,770,040)
Stockholders’ deficit	(119,153)	(475,934)
Shares of common stock outstanding	213,060	208,543

Note 1: Derived from audited financial statements.

Reconciliations of Non-GAAP Income (Loss) from Operations (in thousands)

	Twelve Months Ended December 31, 2025
	U.S. GAAP	European ORLADEYO Business[1]	Other Non-GAAP Adjustments[2]	Non-GAAP
Revenues:
ORLADEYO:
U.S.	$548,779	$—	$—	$548,779
Outside of U.S.	53,060	38,658	—	14,402
Total ORLADEYO	601,839	38,658	—	563,181
License revenue	243,980	—	243,271	709
Other revenues	29,018	—	—	29,018
Total revenues	874,837	38,658	243,271	592,908

Expenses:
Cost of product sales	19,075	2,465	9	16,601
Research and development (excluding stock-based compensation)	136,616	1,539	2,040	133,037
Sales and marketing (excluding stock-based compensation)	177,085	30,495	2,502	144,088
General and administrative (excluding stock-based compensation)	116,006	8,089	22,912	85,005
Stock-based compensation	85,066	—	85,066	—
Total operating expenses	533,848	42,588	112,529	378,731
Income (loss) from operations	$340,989	$(3,930)	$130,742	$214,177

[1]Represents revenues and expenses associated with our European ORLADEYO business which was sold to Neopharmed Gentili S.p.A. on October 1, 2025.
[2]Reflects the following non-GAAP adjustments for the twelve months ended December 31, 2025:
License revenue related to the license of intellectual property to Neopharmed Gentili S.p.A.				$243,271
Transaction-related costs				$21,149
Workforce reduction expense				$6,314
Stock-based compensation				$85,066

	Twelve Months Ended December 31, 2024
	U.S. GAAP	European ORLADEYO Business[1]	Other Non-GAAP Adjustments[2]	Non-GAAP
Revenues:
ORLADEYO:
U.S.	$385,961	$—	$—	$385,961
Outside of U.S.	51,699	43,130	—	8,569
Total ORLADEYO	437,660	43,130	—	394,530
License revenue	—	—	—	—
Other revenues	13,052	—	—	13,052
Total revenues	450,712	43,130	—	407,582

Expenses:
Cost of product sales	12,269	2,879	—	9,390
Research and development (excluding stock-based compensation)	143,353	2,723	1,201	139,429
Sales and marketing (excluding stock-based compensation)	152,166	35,252	—	116,914
General and administrative (excluding stock-based compensation)	80,054	9,999	63	69,992
Stock-based compensation	65,413	—	65,413	—
Total operating expenses	453,255	50,853	66,677	335,725
Income (loss) from operations	$(2,543)	$(7,723)	$(66,677)	$71,857

[1]Represents revenues and expenses associated with our European ORLADEYO business which was sold to Neopharmed Gentili S.p.A. on October 1, 2025.
[2]Reflects the following non-GAAP adjustments for the twelve months ended December 31, 2024:
Workforce reduction expense				$1,264
Stock-based compensation				$65,413

	Three Months Ended December 31, 2025
	U.S. GAAP	European ORLADEYO Business[1]	Other Non-GAAP Adjustments[2]	Non-GAAP
Revenues:
ORLADEYO:
U.S.	$146,725	$—	$—	$146,725
Outside of U.S.	4,957	—	—	4,957
Total ORLADEYO	151,682	—	—	151,682
License revenue	243,980	—	243,271	709
Other revenues	10,893	—	—	10,893
Total revenues	406,555	—	243,271	163,284

Expenses:
Cost of product sales	9,522	—	9	9,513
Research and development (excluding stock-based compensation)	35,731	—	2,040	33,691
Sales and marketing (excluding stock-based compensation)	39,712	—	2,185	37,527
General and administrative (excluding stock-based compensation)	37,412	—	13,296	24,116
Stock-based compensation	23,793	—	23,793	—
Total operating expenses	146,170	—	41,323	104,847
Income (loss) from operations	$260,385	$—	$201,948	$58,437

1No revenues or expenses for the three months ended December 31, 2025, as we sold our European ORLADEYO business to Neopharmed Gentili S.p.A. on October 1, 2025.
[2]Reflects the following non-GAAP adjustments for the three months ended December 31, 2025:
License revenue related to the license of intellectual property to Neopharmed Gentili S.p.A.				$243,271
Transaction-related costs				$11,216
Workforce reduction expense				$6,314
Stock-based compensation				$23,793
	Three Months Ended December 31, 2024
	U.S. GAAP	European ORLADEYO Business[1]	Other Non-GAAP Adjustments[2]	Non-GAAP
Revenues:
ORLADEYO:
U.S.	$106,974	$—	$—	$106,974
Outside of U.S.	17,212	12,957	—	4,255
Total ORLADEYO	124,186	12,957	—	111,229
License revenue	—	—	—	—
Other revenues	7,348	—	—	7,348
Total revenues	131,534	12,957	—	118,577

Expenses:
Cost of product sales	6,094	743	—	5,351
Research and development (excluding stock-based compensation)	39,079	143	—	38,936
Sales and marketing (excluding stock-based compensation)	39,702	9,833	—	29,869
General and administrative (excluding stock-based compensation)	29,828	3,644	—	26,184
Stock-based compensation	21,339	—	21,339	—
Total operating expenses	136,042	14,363	21,339	100,340
Income (loss) from operations	$(4,508)	$(1,406)	$(21,339)	$18,237

[1]Represents revenues and expenses associated with our European ORLADEYO business which was sold to Neopharmed Gentili S.p.A. on October 1, 2025.
[2]Reflects the following non-GAAP adjustment for the three months ended December 31, 2024:
Stock-based compensation				$21,339